UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022 (March 10, 2022)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of market conditions, Unrivaled Brands, Inc. (the “Company”) decided to implement cost cutting measures which included a reduction in force, consolidation of management personnel, and general reductions in variable expenses, where possible. On March 13, 2022, the Company terminated the employment of Francis Knuettel II, the Company’s Chief Executive Officer. Mr. Knuettel will remain a director of the Company. On March 10, 2022, the Company terminated the employment of Oren Schauble, the Company’s President. On March 10, 2022, the Company terminated the employment of Uri Kenig, the Company’s Chief Operating Officer, effective as of March 25, 2022. The Company anticipates it will enter into separation agreements (each, a “Separation Agreement”) with each of Mr. Knuettel, Mr. Schauble, and Mr. Kenig regarding the compensation to be granted to each of them regarding their separation from the Company. In addition, the Company anticipates entering into a consulting agreement with Mr. Schauble (the “Schauble Consulting Agreement”) pursuant to which he will continue to provide certain services to the Company through a future agreed upon date. The Company intends to disclose the material terms of the Separation Agreements and the Schauble Consulting Agreement, as required by applicable law, at a later date after those agreements have been finalized and executed.

On March 13, 2022, the Company appointed Tiffany Davis, a director of the Company, as the interim Chief Executive Officer of the Company. Ms. Davis was most recently Chief Executive Officer and Chief Financial Officer of Generation Alpha, Inc. and prior to her appointment as Chief Executive Officer in October 2019, was Generation Alpha’s Chief Operating Officer from February 2018. Ms. Davis has been a member of the Board of Directors of Generation Alpha since August 2018. From 2016 through 2017, Ms. Davis worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries, including developing M&A opportunities, and development of plans for several cannabis start-up ventures. The Company anticipates entering into a consulting agreement with Ms. Davis (the “Davis Consulting Agreement”) pursuant to which she will provide certain services to the Company through a future agreed upon date. The Company intends to disclose the material terms of the Davis Consulting Agreement, as required by applicable law, at a later date after that agreement has been finalized and executed. Ms. Davis will remain a director of the Company.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021 and other reports on file with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unrivaled Brands, Inc.

Date: March 14, 2022	By:	/s/ Tiffany Davis
Tiffany Davis
Chief Executive Officer

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